UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2007

ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Change in Control Agreements

On October 10, 2007, ZiLOG, Inc. (the “Registrant”) entered into Change in Control Agreements (the “Agreements”) with Perry J. Grace, the Registrant’s Chief Financial Officer and Executive Vice President of Administration (“Mr. Grace”), and Norman G. Sheridan, the Registrant’s Executive Vice President of Technology and Operations (“Dr. Sheridan”) (each, an “Executive”), to replace existing Change in Control Agreements due to expire on December 15, 2007.  Each Change in Control Agreement is effective as of December 15, 2007.  Other than the name of the Executive who is a party to each Change in Control Agreement, the Agreements are substantially identical.  A copy of each Agreement is attached hereto as Exhibit 10.1 and 10.2.

Pursuant to the terms of each Change in Control Agreement, in the event an Executive is terminated without cause or resigns for good reason during a period two months prior to and twelve months following a Change in Control, the Executive shall be entitled to the following payments and benefits (collectively, the “Change in Control Payments”):  (i) a lump sum payment equal to twelve months of Executive’s base salary, (ii) all of Executive’s stock options that are outstanding at the time of termination and that are not yet vested and that would otherwise vest within twelve months of the termination shall immediately become exercisable, and (iii) Executive’s medical and dental benefits under Registrant’s plan, except for long-term disability benefits, shall continue for a period of one year from the date of termination, unless such continuation is not permitted under the terms of Registrant’s benefit plans, in which event Registrant shall reimburse Executive for the costs and any premiums paid to Executive for continuation of coverage, and unless Executive becomes eligible for coverage under another employer’s medical plans.

In addition to the Change in Control Payments, any and all of Executive’s Company restricted stock awards that are outstanding at the time of the Change in Control and not free from restrictions, but which would otherwise become free of restrictions under the terms of the award within twelve months from the time of Change in Control, shall immediately become free from restrictions upon the occurrence of a Change in Control.

Each Executive, in exchange for the Change in Control Payments, agrees to execute a valid waiver and release of any and all claims against the Registrant and its agents.

The foregoing summary of the Agreements is subject to, and qualified in its entirety by, the Change in Control Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

10.1	Change in Control Agreement with Perry J. Grace.

10.2	Change in Control Agreement with Norman G. Sheridan.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007

ZiLOG, INC.

By:	/s/ Darin Billerbeck
Darin Billerbeck
Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Agreement with Perry J. Grace.

10.2	Change in Control Agreement with Norman G. Sheridan.

4